Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT WOR - Q4 2014 Worthington Industries Inc Earnings Call EVENT DATE/TIME: JUNE 26, 2014 / 02:30PM  GMT OVERVIEW: WOR reported FY14 EPS of $2.11 and adjusted EPS of $2.33. 4Q14 EPS was $0.65, adjusting for restructuring charges.

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CORPORATE PARTICIPANTS

Cathy Lyttle Worthington Industries Inc. - VP Corporate Communications and IR
John McConnell Worthington Industries Inc. - Chairman, CEO
Andy Rose Worthington Industries Inc. - EVP, CFO
Mark Russell Worthington Industries Inc. - President, COO

CONFERENCE CALL PARTICIPANTS

Luke Folta Jefferies & Co. - Analyst
Phil Gibbs KeyBanc Capital Markets - Analyst
Aldo Mazzaferro Macquarie Research - Analyst
Nathan Littlewood Credit Suisse - Analyst

PRESENTATION

Operator

Good morning and welcome to the Worthington Industries fourth-quarter year-end 2014 earnings conference call. (Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, You may begin.

Cathy Lyttle - Worthington Industries Inc. - VP Corporate Communications and IR

Thanks, Rochelle. Good morning, everyone. Thanks for joining us on our fourth-quarter and year-end conference call. We appreciate your flexibility as we responded to requests to move up our earnings call in deference to the World Cup game. Go USA!

As a reminder, certain statements made on this conference call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please review our earnings release issued this morning for more details on those factors. If you would like to listen to today's call again, a replay will be made available on our website.

In the room with me are John McConnell, Chairman and Chief Executive Officer; Mark Russell, President and Chief Operating Officer; and Andy Rose, Vice President and Chief Financial Officer. John will get us started.

John McConnell - Worthington Industries Inc. - Chairman, CEO

Thank you, Cathy, and good morning, everyone. We are very proud of our employees, who once again delivered solid year-over-year improvement in the fourth quarter and of course very proud of record results for fiscal 2014. Everyone is doing an excellent job on delivering on our stated goals. Let's get more detail on that. We'll go to Andy and Mark, and Andy will be up first.

Andy Rose - Worthington Industries Inc. - EVP, CFO

Thank you, John, and good afternoon, everyone. The Company had a terrific fiscal 2014, recording the highest annual earnings per share in our history at $2.11. After adjusting for restructuring and nonrecurring charges, the record was even higher at $2.33 per share.

EBITDA adjusted for impairment charges was $347 million, the second highest in our history, but the previous record of $378 million in 2005 included significant inventory holding gains from rapidly rising steel prices, something we did not experience in 2014.

JUNE 26, 2014 / 02:30PM  GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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The fourth quarter of fiscal 2014 improved over the prior-year period, but less than we anticipated as a result of higher than normal costs in our Engineered Cabs business and lingering weather and production delays in our Cylinders energy business.

Quarterly earnings per share adjusted for restructuring charges was $0.65 per share, up from $0.60 a year ago. Restructuring and impairment charges totaled $0.21 per share in the fourth quarter and inventory holding losses also hurt earnings by $0.01 per share.

Several unique items impacted the quarter. The Company received a settlement of $4.9 million during the quarter related to our 2012 cylinder recall. Net of all legal fees incurred, the recovery was $3.6 million. The Company also booked a $2.7 million gain from insurance proceeds on our Austria acetylene plant, which was destroyed by fire. Offsetting these gains was $2 million of purchase accounting adjustments from acquisitions.

Impairment and restructuring charges totaling $0.21 per share were as follows. First, a $19 million impairment of our India cylinder operation as we will be winding down this investment. 40% of this charge, or $7.6 million, is attributable to our minority partner and is eliminated in the noncontrolling interest line. So, the net impairment is $11.4 million. Second, a $2.5 million impairment charge related to the sale of PSM, our specialty stainless steel business. And third, a $1.4 million intangibles write-off related to our aluminum high-pressure business in Mississippi.

While we are disappointed in the financial performance of these investments, we remain disciplined in requiring our businesses to be EVA positive with a credible plan to grow. When they cannot meet this standard, we will exit and redeploy the capital in higher return areas.

Volume was up 35% for Steel Processing and 20% when excluding the impact of TWB. Steel Processing volumes in the fourth quarter approached peak levels seen prior to the downturn.

Cylinders volumes declined 2% as energy, alternative fuels and industrial products, particularly in Europe, all declined modestly, offset by strong volumes and retail here in the US.

The integration of Palmer Tank, our second acquisition in the oil and gas energy production space, has been completed, but the business underperformed in the last two quarters as a result of weather delays and production issues with the addition of a second shift. The business is performing better as of late, and we remain confident that it is well positioned to capitalize on the growth in the energy markets in the US. We are now focusing on integrating our newest energy platform in North Dakota as we complete our ability to deliver products and services to our customers in all of the key energy regions.

Engineered Cabs business has stabilized on the revenue front, but we continue to invest in people, technology and process improvement, which is driving higher manufacturing and SG&A costs in the near-term. Over $2.5 million of nonrecurring costs from relocations, intangible write-offs from the purchase of our Watertown buildings, over time as we ramp up production for several new cab models and transformation team costs are hampering profitability. Equity income from our joint ventures during the quarter was essentially flat after excluding a prior-year restructuring charge and the removal of TWB from equity earnings. Most JVs posted positive year-on-year results, with the exception of ClarkDietrich.

We received dividends of $15.3 million during the quarter.

Free cash flow for the quarter was a negative $21 million, driven by a $60 million increase in working capital and $19 million in capital projects. We distributed $10 million in dividends and repurchased 1 million shares at an average price of $37.14 during the quarter.

Debt increased by $225 million during the quarter primarily related to the issuance of $250 million of 12-year notes at 4.55% in April. We also spent $29 million on the acquisition of Steffes, an energy tank manufacturing business in the Bakken.

Our balance sheet is well positioned with a $550 million long-term capital and an average rate of 5% with maturities spread across 2020, 2024, and 2026. At quarter end, we had total funded debt of $666 million and $513 million available under our revolving credit facilities.

Fiscal 2014 saw our stock appreciate 17% following 112% increase in fiscal 2013. We distributed $31 million in dividends and repurchased shares totaling $128 million. Once again in fiscal 2014, the shareholders of Worthington Industries had a very good year. The Board of Directors yesterday declared a dividend of $0.18 per share, a $0.03 per share increase over the previous amount, payable in September 2014. Our business continues to grow and generate significant free cash flow, and we are pleased to raise our payout by 20%. We believe that maintaining a competitive dividend is an important component of total shareholder return.

The Board also authorized the repurchase of up to another 10 million shares. This is in addition to our existing repurchase authorization and has 1.7 million shares remaining. We continue to believe in the long-term prospects of our growth strategy and our repurchase program is a reflection of that confidence.
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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Our growth strategy aims to build Worthington into a leading industrial enterprise delivering consistent growth in earnings, free cash flow and return on capital. We have added approximately $50 million of EBITDA in each of the last two years and hope to continue that trend in fiscal 2015.

We are positioned to capitalize on opportunities that are arising from the abundance of cheap and clean natural gas here in the US. We are also having success leveraging our high-performing Steel Processing business into higher-margin products and higher growth markets. We will continue to drive base business improvement via the centers of excellence, utilize acquisitions to get us into new products and higher growth markets, and we are building product development and innovation capabilities to drive organic growth. We are proud of everything our employees accomplished in 2014 and look forward to another successful year in fiscal 2015.

I will now pass the call to Mark Russell, who will discuss operations.

Mark Russell - Worthington Industries Inc. - President, COO

As Andy indicated, results for our Pressure Cylinders segment were mixed with a strong retail products performance offset by weaker results in energy products. Our retail torches and kits, which include our 14- and 16-ounce cylinders, were up 18% compared to last year as retailers continued to restock inventories depleted during the extreme weather and prepared for normal seasonal summer demand.

Our popular BalloonTime product performed well as we expanded our business internationally from our facility in Portugal. We also completed our North American retail products facility consolidation project during the quarter, and we now have a manufacturing footprint that effectively supports the retail products business within Cylinders' new P&L organizational structure.

In our Industrial sector, strong propane home heating demand drove excellent results for the quarter with shipments up 27% compared to prior-year. In our energy products business, residual late winter conditions early in the quarter continued to hamper our shipment performance, particularly in the West. However, drilling operations and wellsite completions recently picked up considerably in these geographies as major customers took advantage of warmer and drier conditions.

We initiated transformation activities at our Kansas operation during the quarter. We are seeing solid opportunities for cost and margin improvement there. We also closed on the acquisition of Steffes located in Dickinson, North Dakota, which produces large holding tanks to serve the oil-rich Bakken shale play. The integration of Steffes has gone well, and we are already seeing positive commercial impact from having expanded in this key geography.

Our energy products outlook is bullish as we expand geographically and add new product solutions and diversify our customer base.

Our alternative fuels segment saw improvement in our CNG business, while the market for our LPG auto gas business in Europe continued to be impacted by weak economic conditions there. We commissioned our new CNG facility in Poland during the quarter, and we are optimistic about the future of this business in Europe, in spite of the tough market conditions there.

We have completed the integration of our investment in ARITAS in Istanbul, Turkey, and we are seeing good growth opportunities globally for our cryogenic products with the demand for LNG related products leading the way. The design and construction of our new world-class greenfield facility in Bandirma, Turkey is underway and we plan to be in production there by mid-2015. Overall, our Cylinders business unit had another record year as we continue to expand into new higher growth and higher-margin areas such as oil and gas, cryogenics, and alternative fuels.

Our Engineered Cabs business continues to operate in a flat market environment. Customers report that the construction segment is gaining strength with single-digit growth levels holding so far in 2014.

The agriculture business is flat at best after several record years. The mining segment is still very weak as major equipment capital investments are simply not happening despite some increase in mining activity, the mining activity itself. Caterpillar was recently very candid about the continuing weakness in the mining segment in discussing their recent financial results.

Forestry, a small segment, continues a strong rebound. The industry remains hopeful that the forestry recovery precurses an increase in overall construction equipment demand. At this point, however, the optimism mainly points toward a 2015 recovery.

The centers of excellence team within Cabs is supporting our integrated transformation effort there and has now completed first round diagnostics in the core facilities. With new leadership in place, we are returning our effort to the original location for a second round. We continue to see significant improvement in several key metrics at Cabs that match early indicators of success in our previous successful transformations. Cabs' overall injury rate has been cut in half, for example. And in specific plants we've seen that change improvements in quality, productivity and delivering performance of the start of our transformation work there.

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Our steel processing company turned in another outstanding quarter, continuing their string of record performance. Our shipment volume overall was up 20% for the quarter compared to last year with tolling shipments up 25% and direct shipments up 17% if you exclude TWB. This outpaced the MSCI-indicated increase of 5% for the total market and provides further evidence that we are gaining share.

Direct volumes for the core steel plants are now approaching prerecession levels, volumes that we've not seen since the fourth quarter of our fiscal 2008. Our volumes compared to last quarter improved significantly in several markets, including Tier 1 auto, which was up 30%; automotive OEM, which was up 19%; and agriculture, up 14%. Other markets showed smaller but still significant increases, including heavy truck, which was up 7%, and construction, which was up 4%. Shipments for new programs and new customers should continue to positively impact these numbers going forward as several customers are still in the process of transitioning volume to us from the current supplier.

Our steel company's Tailor Welded Blanks joint venture with Wuhan Iron and Steel continues to take advantage of the automotive light-weighting trend as OEMs continue to increase the number of parts designed with our Tailor Welded Blanks. TWB Is also seeing increased demand for their new Tailor Welded Coil technology for the same reason. TWB also recently added North America's first dedicated aluminum Tailor Welded Blanks line using cutting-edge friction stir welding technology rather than lasers.

Finally, our steel company continues to move forward with their coldrolled strip joint venture in China with our good partners, Nisshin and MISI. We recently received antitrust approval from Beijing and remain on track for a start up there in the first half of 2016.

Most of our other joint ventures had a solid quarter, with most performances as good or better than a year ago in previous quarters. As is often the case with us, WAVE led the way. ClarkDietrich was a notable exception, with a softer quarter, but we think that will prove to be temporary.

Overall, this was an outstanding quarter for Worthington, in line with our consistent growth trend. Our leaders and teams are performing at a high level, using data in a consistent and determined effort to drive significant improvement in everything we do.

John, back to you.

John McConnell - Worthington Industries Inc. - Chairman, CEO

Thank you both. It was a great quarter and a well-told account of it. At this point, we would be happy to take any questions that you might have.

QUESTION AND ANSWER

Operator

(Operator Instructions). Luke Folta, Jefferies.

Luke Folta - Jefferies & Co. - Analyst

Congrats on the success. A few questions. Firstly, on CNG market, you touched on it. Can you talk a bit more about what you're seeing in the type III market, just one of your -- we are seeing some signs that growth is still good, but maybe a little less than expected heading into this year, and perhaps a bit of pricing pressure on the type III side. And also you and I talked briefly about it, but what's the most recent thoughts in terms of what your outlook is in terms of participating in the type IV market, where there seems to be a pretty healthy amount of growth?

Mark Russell - Worthington Industries Inc. - President, COO

Well, as you indicated, Luke, we don't make the type IV. We only make type III. Type III, for those who don't know, is aluminum inner with a composite outer. A type IV is a plastic inner with a composite outer. And we only make the aluminum lined version.
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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And actually, Luke, what we are seeing is pretty strong. We are, particularly in the larger sizes, have the longest leadtimes that we've ever had, so were basically sold out of the Type III. So the people who prefer Type III, consider them a safer and more robust design, are giving us strong demand for the product. Type IV, We continue to evaluate that.

Luke Folta - Jefferies & Co. - Analyst

Okay. When you say sold out, is that for the year?

Mark Russell - Worthington Industries Inc. - President, COO

Well, the leadtime would vary by size, Luke. But I could tell you the leadtimes are as long as we have seen.

Luke Folta - Jefferies & Co. - Analyst

Okay, all right. And then on Angus, so revenues are up a bit sequentially, but it looks like the loss was I think the worst we've seen so far. You called out a mix issue in the quarter. Is this something that is kind of the way the book is starting to develop now going forward, given where the demand is and isn't, or is this something really specific to this particular quarter and something I guess we should see results improve over the next several quarters as that sort of normalizes? How do you think about that going forward absent a big pickup in demand, broadly speaking?

Andy Rose - Worthington Industries Inc. - EVP, CFO

Yes, and maybe my comments were a little confusing, but I wouldn't say it was so much of a mix issue. It's more of a cost issue. We are investing a lot in the Cabs business right now with respect to people, systems, process improvement, and so their cost structure is pretty loaded up right now. We are focusing on quality, service, delivery, safety, trying to get those metrics where we expect them to be and then we can grow the business from there. So, there may be a little bit of mix in there, but that wasn't the intent of my comments.

Luke Folta - Jefferies & Co. - Analyst

Okay. So but I guess, going forward, absent a change in demand, would you kind of expect to operate at this sort of run rate for a bit?

Andy Rose - Worthington Industries Inc. - EVP, CFO

Yes, I would say some of these costs are somewhat temporary. It's hard to say whether it's next quarter or the following quarter when those costs come out. A lot of it's going to depend on as we get the improvement in the underlying operating metrics. But I would suggest maybe for the next few quarters, we are going to run at an elevated cost structure there.

The one thing that could obviously help is if demand in their largest end market, which is construction, picks up, that will help the profit picture there.

Luke Folta - Jefferies & Co. - Analyst

Okay. And then just on the share repos and just how we think about leverage, would you just remind us what your target is there in terms of over the course of the year to the extent that there's cash flow left over from operations and you haven't made acquisitions? Just I guess where do you feel comfortable in terms of taking the balance sheet and what we can expect in terms of share buybacks this coming year?

Andy Rose - Worthington Industries Inc. - EVP, CFO
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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Well, with respect to leverage, the way we think about it is we want to remain an investment-grade company. And if you look at how the rating agencies think about that, that's about 2.5 times debt to EBITDA is kind of a theoretical cap. You could probably go higher than that on an interim basis. Right now, we're leverage at sort of 1.4 times, so we have certainly a fair amount of capacity there.

The way we think about share purchase is we don't actually set a specific target in terms of dollars or shares other than we'd obviously like to neutralize dilution from option exercises where we can. But we kind of prioritized our capital.

Thinking about CapEx, we want to fund the CapEx that we need to grow our business. We want to look for acquisitions if we can find companies that fit with our strategy of higher margins, higher growth end markets, and we can get them at attractive prices, we will do that. We will pay our dividend, and then if we have capital left over and we think the market is attractive in terms of where the price is, we will jump in with excess capital to repurchase shares.

But in my comments, I did mention that we see a lot of positive things happening across almost all of our businesses. And if you look at kind of we just went through our strategic planning process with our Board, we are pretty excited about where we're headed as a company. And so we think there is pretty good value there.

Luke Folta - Jefferies & Co. - Analyst

Thanks. And one more if I could. Just on the steel price outlook, your view from the trenches, it seems like you should probably be seeing some supply come back online from some of the outages earlier in the year, and the iron ore seems to be kind of moving again on the Great Lakes system, so that shouldn't be as much of a constraint going forward. And imports are at a, I think, ten-year high or something like that, or multiyear high this past month. It's kind of strange to see how stable the steel price has been. There's been some kind of weakness on the periphery, but just in light of heading into the typically seasonally slower period with imports as high as they are, what do you think is causing this sort of stability in pricing? And the spread between US and imported prices is so wide, I don't believe that's I guess a normal source of supply for you. But it's got to be at least somewhat tempting, I would think, to the extent that there's opportunities available. Just any thoughts in terms of how to think about the market conditions right now would be great.

Mark Russell - Worthington Industries Inc. - President, COO

Luke, this is Mark. We do see that spread, and it is, by our estimation, at or near an all-time high, particularly compared to the Chinese price. The US price, looking forward, we don't use anything different than the forward curve. We run a balanced position in terms of price risk at all times, and the forward curve is backwardated. The forward prices are a little lower than cash. And that kind of makes sense when you think about it. But we wouldn't guess anything different in the forward price. If we did, we would trade it.

And in terms of stability, we like stability. We have the means to deal with volatility now that we didn't have before. But we like stable pricing, and we hope it continues.

Luke Folta - Jefferies & Co. - Analyst

All right, great. I will turn it over. Thank you.

Operator

Phil Gibbs, KeyBanc.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Thanks for taking my questions. The first one is just on the net working capital, Andy, and how we should think about that moving forward to build here. But it looks like a conservative build because it was paying down some accounts payable or liabilities. But how do we think about that?

Andy Rose - Worthington Industries Inc. - EVP, CFO
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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Yes, I mean, we don't obviously forecast or give you a forecast on that front. What I would say in this quarter was there was some payables. Also, steel had a very strong quarter. Their volumes ramped up pretty substantially quarter-over-quarter. And so, as that happens, they are going to see some build.

Over the last several years, steel has taken working capital out of their business. The average days inventory in that business is at or around 60 on a tons basis. And we used to run 85, 90 days. So there's been capital coming out.

I would say that, going forward, steel thinks they can continue to drive down inventories, but their gains aren't going to be nearly as significant. They are going to be hopefully three or five days gains.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay.

Andy Rose - Worthington Industries Inc. - EVP, CFO

But as volumes come back, they are going to need to add some inventory to the system and probably fund some receivables too.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Just as far as the -- I think you gave the adjusted earnings as $0.65. How does that comp to the $0.21 headwind and the $0.07 tailwind? So, I was coming up with a net $0.61. What else are you including in that adjustment to get to the $0.65?

Andy Rose - Worthington Industries Inc. - EVP, CFO

Well, there's some theoretical debate I guess that we have even internally about the insurance proceeds from the recall litigation. We had $12.5 million of expense over the last couple of years related to that recall. Most of it was an accrual that we took as soon as we found out about it, and that was about $9.7 million, and then we took another $2.5 million over the next 18 months. Whether you consider that operating earnings or not, it's certainly one-time in nature for this quarter. But when you look year-over-year, which is the way we manage our business, I would count it. So you can take that for what it's worth.

The other thing I would say is we had $2 million for the purchase accounting in the quarter from acquisitions. That is obviously accounting driven. And so I think you should get some credit for that.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Was the purchase price accounting in that number? Were you excluding the purchase price accounting?

Andy Rose - Worthington Industries Inc. - EVP, CFO

Yes.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay. And then the tolling versus direct business, when you include TWB, what was that breakout in the quarter?

Mark Russell - Worthington Industries Inc. - President, COO

Well, TWB is only an adjustment for the -- hang on just one second. Yes, Phil, the TWB adjustment only pertains to the direct number. There's no TWB effect in the total number.
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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Phil Gibbs - KeyBanc Capital Markets - Analyst

Yes, I understand that piece, Mark. Just asking the general percentage, if you have it.

Mark Russell - Worthington Industries Inc. - President, COO

I don't have that.

Andy Rose - Worthington Industries Inc. - EVP, CFO

Yes, we don't have it at our fingertips.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay.

Mark Russell - Worthington Industries Inc. - President, COO

We will look at that. If we can find it, we will give it to you.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay. And then just last question is on the cryogenics front. What are you seeing there? And is there any implications from all that geopolitical actions that we've seen that creates or diminishes opportunities that you have there? And would you expect to be selling out that second Turkish facility when that comes online in another year? Thanks.

Mark Russell - Worthington Industries Inc. - President, COO

That's a great question, Phil. The new Bandirma facility, which we think would be the best cryo facility in the world when it's complete, is not for the Turkish market at all. We will sell to Turkish customers, of course, but we are building that facility to supply product into the rest of the world, Europe primarily but also into North America until we can ramp up production further in North America. We also feel like where we are going to Bandirma is in a very stable area. It's a world-class industrial park with a lot of multinational companies who will be our neighbors, who are our neighbors, and close to the port. It's a good facility, low cost structure. We like it.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Thank you.

Operator

Aldo Mazzaferro, Macquarie.

Aldo Mazzaferro - Macquarie Research - Analyst

I am traveling. I didn't quite hear all the call or get to read the press release in great detail, but I just wanted to ask about your steel buying program at this point. I heard you mention that you see the backwardation, and I think that's probably about $40 or so of discount into the summer. I'm wondering. Are you able to buy imports a little below the market at this point, or are the imports priced more or less right in line with the domestics on a current spot basis?
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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Mark Russell - Worthington Industries Inc. - President, COO

Well, I think we discussed that a little bit, a week or two ago. As you build up all the costs of that import, including managing the price risk, it pretty much erases all of that. So, at this point, the imports with some notable exceptions for specific products are not attractive to us at this point when you have the all-in costs included in the price risk.

Aldo Mazzaferro - Macquarie Research - Analyst

Great. So would you, just switching a little bit into the demand side, Mark, could you talk a little bit about some of the sectors of the market that haven't been performing well? I heard you say Cat says the mining business is still weak, and I know that. But the smaller manufactured parts and things that would be under like a general manufacturing business, how is that trending? Do you think it's better than seasonal demand?

Mark Russell - Worthington Industries Inc. - President, COO

No, I don't. I think it's pretty flat overall, and it's the same story as before generally. Commercial construction is weak, and mining is weak. Those are the two weakest spots that we see.

Aldo Mazzaferro - Macquarie Research - Analyst

Right. And then, finally, on the aluminum, the TWB investment you are making into laser weld -- or not laser weld, but just weld the aluminum pieces, can you talk about how that might propel you into the automotive area as they move more towards aluminum? Is that why you're investing in that?

Mark Russell - Worthington Industries Inc. - President, COO

Well, we do process aluminum in both of those, the joint ventures, but the joint venture we have with US Steel in the joint venture we have with WISCO both process aluminum. And the WISCO joint venture Wuhan Iron and Steel has now the capability, we have put that capability in to weld Tailor Welded Blank, two dissimilar pieces of aluminum. And we are doing it with the friction stir welding because of the metallurgical properties of the aluminum. But that is a neat capability and gives us the ability to be pretty much agnostic about which material the automaker uses. If it's aluminum, we will process it; if it's steel, we will process it.

Aldo Mazzaferro - Macquarie Research - Analyst

Right, got it. Okay, thank you.

Operator

(Operator Instructions). Nathan Littlewood, Credit Suisse.

Nathan Littlewood - Credit Suisse - Analyst

I just had a couple of questions, the first on your SG&A line. I know there's been a few changes to accounting this year, and there's also a number of one-offs in the reported figures with respect to various deals that you've done. I'm just wondering. When you look forward, what do you see as a sort of normalized SG&A cost for the business these days?

Andy Rose - Worthington Industries Inc. - EVP, CFO

Yes, most of the -- well, first of all, just as it relates to this quarter, Nathan, the $4.9 million litigation is in SG&A. So, if you're looking at the comparison from last year's fourth quarter, that really explains the increase. The business has done a pretty good job of controlling SG&A. From a corporate standpoint, we are expecting it to be relatively flat. Usually, the increases are driven by our acquisitions. So as we are acquiring companies, we are adding in that SG&A. You may see some modest increase as our business continues to expand, but I don't expect significant growth in that line.
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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Nathan Littlewood - Credit Suisse - Analyst

Okay. So if we took out $5 million or so for litigation, then we could just annualize the fourth-quarter number, then, would be the sort of best estimate?

Andy Rose - Worthington Industries Inc. - EVP, CFO

That's one way you could do it, yes.

Nathan Littlewood - Credit Suisse - Analyst

Okay, cool. The other question was just on volumes for the Steel Processing business. They seem to be going very, very well. And you guys are continuing to sort of perform over and above the MSCI numbers. That seems to be a pattern that some of the other publicly listed service centers are sort of reporting as well. Just wondering if you could talk a little bit about the fundamental drivers behind that, and is that a sort of trend or pattern that we could expect to continue for some time? The inference one has to make here is that there's a lot of smaller private businesses that are losing market share very, very rapidly. And I don't imagine that that can go on indefinitely.

Mark Russell - Worthington Industries Inc. - President, COO

Nathan, I don't -- you have more information than we do on that. We are not privy to who they are taking business from and who else is taking business and who they are and who they're taking from.

I could tell you that, in our case, though, it has been pretty systematic. We've been taking share further consistently, and as I indicated, that looks set to continue just based on the customers, the volume we've won already that's still in transition.

Nathan Littlewood - Credit Suisse - Analyst

Right, okay. Thanks very much guys. I'll turn it over to someone else.

Operator

And there are no further questions in queue. Please continue.

Andy Rose - Worthington Industries Inc. - EVP, CFO

Yes, just a response to Phil's question around volume at TWB, if you include TWB volumes, the direct percentage is 59% versus 41% for toll. If you exclude TWB, that mix shifts to 54% direct, 46% toll. Basically 100,000 tons of the volume is attributable to TWB.

John McConnell - Worthington Industries Inc. - Chairman, CEO

Well, thank you, Andy, for that clarification. We appreciate all your interest and joining us on the call today. We remain very confident that we will continue to produce improving results going forward. Thank you.
JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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Operator

Okay. Thank you. And ladies and gentlemen, this conference will be made available for replay after 12:30 PM today through July 3 at midnight. You may access AT&T Executive Replay system at any time by dialing 1-800-475-6701, entering the access code 329211. International participants dial 320-365-3844, and again that access is 329211.

And that does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.

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JUNE 26, 2014 / 02:30PM GMT, WOR - Q4 2014 Worthington Industries Inc Earnings Call

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